EXHIBIT 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	As of September 30, 2017	As of December 31, 2016

ASSETS
Current Assets:
Cash and Cash Equivalents	$125,761	$30,251
Receivables, Net	919,959	847,301
Unbilled Revenues	146,634	168,490
Fuel, Materials, Supplies and Inventory	305,035	328,721
Regulatory Assets	746,142	887,625
Prepayments and Other Current Assets	159,939	215,284
Total Current Assets	2,403,470	2,477,672

Property, Plant and Equipment, Net	22,537,304	21,350,510

Deferred Debits and Other Assets:
Regulatory Assets	3,505,901	3,638,688
Goodwill	3,519,401	3,519,401
Marketable Securities	570,255	544,642
Other Long-Term Assets	627,289	522,260
Total Deferred Debits and Other Assets	8,222,846	8,224,991

Total Assets	$33,163,620	$32,053,173

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$18,238	$1,148,500
Long-Term Debt – Current Portion	957,697	773,883
Accounts Payable	794,195	884,521
Obligations to Third Party Suppliers	149,789	122,806
Regulatory Liabilities	170,215	146,787
Other Current Liabilities	530,297	562,108
Total Current Liabilities	2,620,431	3,638,605

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	6,001,589	5,607,207
Regulatory Liabilities	700,207	702,255
Derivative Liabilities	391,910	413,676
Accrued Pension and SERP	946,629	1,141,514
Other Long-Term Liabilities	881,056	853,260
Total Deferred Credits and Other Liabilities	8,921,391	8,717,912

Capitalization:
Long-Term Debt	10,468,193	8,829,354

Noncontrolling Interest – Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,669,392	1,669,392
Capital Surplus, Paid In	6,235,846	6,250,224
Retained Earnings	3,474,185	3,175,171
Accumulated Other Comprehensive Loss	(63,615)	(65,282)
Treasury Stock	(317,771)	(317,771)
Common Shareholders' Equity	10,998,037	10,711,734
Total Capitalization	21,621,798	19,696,656

Total Liabilities and Capitalization	$33,163,620	$32,053,173

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Thousands of Dollars, Except Share Information)	2017	2016	2017	2016

Operating Revenues	$1,988,512	$2,039,706	$5,856,458	$5,862,525

Operating Expenses:
Purchased Power, Fuel and Transmission	651,776	665,810	1,955,129	2,001,929
Operations and Maintenance	300,421	324,734	933,400	965,584
Depreciation	194,466	181,288	571,152	531,781
Amortization of Regulatory Assets, Net	41,848	43,942	58,058	56,223
Energy Efficiency Programs	129,205	149,121	391,761	405,962
Taxes Other Than Income Taxes	168,193	164,942	479,648	479,219
Total Operating Expenses	1,485,909	1,529,837	4,389,148	4,440,698
Operating Income	502,603	509,869	1,467,310	1,421,827
Interest Expense	108,719	99,865	319,477	298,568
Other Income, Net	21,184	13,641	56,304	23,689
Income Before Income Tax Expense	415,068	423,645	1,204,137	1,146,948
Income Tax Expense	152,818	156,446	447,921	428,186
Net Income	262,250	267,199	756,216	718,762
Net Income Attributable to Noncontrolling Interests	1,880	1,880	5,639	5,639
Net Income Attributable to Common Shareholders	$260,370	$265,319	$750,577	$713,123

Basic and Diluted Earnings Per Common Share	$0.82	$0.83	$2.36	$2.24

Dividends Declared Per Common Share	$0.48	$0.45	$1.43	$1.34

Weighted Average Common Shares Outstanding:
Basic	317,393,029	317,787,836	317,415,848	317,696,823
Diluted	317,949,396	318,577,079	318,007,042	318,511,609

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
(Thousands of Dollars)	2017	2016

Operating Activities:
Net Income	756,216	718,762
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	571,152	531,781
Deferred Income Taxes	374,863	301,413
Pension, SERP and PBOP Expense, Net	16,891	31,627
Pension and PBOP Contributions	(197,900)	(121,854)
Regulatory Overrecoveries, Net	185,952	152,808
Amortization of Regulatory Assets, Net	58,058	56,223
Other	(148,741)	(27,671)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(107,473)	(191,454)
Fuel, Materials, Supplies and Inventory	23,686	25,425
Taxes Receivable/Accrued, Net	88,856	347,898
Accounts Payable	(96,551)	(121,513)
Other Current Assets and Liabilities, Net	(32,874)	(53,077)
Net Cash Flows Provided by Operating Activities	1,492,135	1,650,368

Investing Activities:
Investments in Property, Plant and Equipment	(1,642,280)	(1,359,171)
Proceeds from Sales of Marketable Securities	520,664	444,209
Purchases of Marketable Securities	(506,302)	(437,197)
Other Investing Activities	(10,177)	(9,463)
Net Cash Flows Used in Investing Activities	(1,638,095)	(1,361,622)

Financing Activities:
Cash Dividends on Common Shares	(451,562)	(423,471)
Cash Dividends on Preferred Stock	(5,639)	(5,639)
Decrease in Notes Payable	(231,500)	(426,453)
Issuance of Long-Term Debt	1,250,000	800,000
Retirements of Long-Term Debt	(320,000)	(200,000)
Other Financing Activities	171	(17,074)
Net Cash Flows Provided by/(Used in) Financing Activities	241,470	(272,637)
Net Increase in Cash and Cash Equivalents	95,510	16,109
Cash and Cash Equivalents - Beginning of Period	30,251	23,947
Cash and Cash Equivalents - End of Period	$125,761	$40,056

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.